UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): June 21, 2016

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

505 Huntmar Park Drive, Suite 300
Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 323-3939
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

On June 20, 2016, the Board of Directors (the “Board”) of Beacon Roofing Supply, Inc. (the “Company”) set the size of the Board at eleven members, and upon the recommendation of its Nominating and Corporate Governance Committee, appointed Carl T. Berquist and Robert M. McLaughlin as new directors to serve until the 2017 annual meeting of shareholders.

Mr. Berquist and Mr. McLaughlin will be compensated for their service on the Board (pro-rated for 2016) in accordance with the Company’s compensation program for non-employee directors set forth on page 41 of the Company’s 2016 proxy statement, including participating in the Company’s 2014 Amended and Restated Stock Plan, under which they will receive pro-rated annual awards of restricted stock units based on the effective date of their appointment.

A copy of the press release announcing the appointment of Mr. Berquist and Mr. McLaughlin is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Index

Exhibit #	Description

99	Beacon Roofing Supply, Inc. Press Release, dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: June 21, 2016	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer